
<ARTICLE> 5
<LEGEND>
This Schedule Contains Summary Financial Information Extracted From The
Annual Financial Statements For The Year 1996 Of E. I. du Pont de Nemours and Company And Consolidated Subsidiaries. The Schedule Is Qualified In
Its Entirety By Reference To Such Financial Statements.
</LEGEND>
<RESTATED>
<MULTIPLIER> 1,000,000

<PERIOD-TYPE>                   12-MOS
<FISCAL-YEAR-END>                          DEC-31-1996
<PERIOD-START>                             JAN-01-1996
<PERIOD-END>                               DEC-31-1996
<CASH>                                           1,066
<SECURITIES>                                       253
<RECEIVABLES>                                    5,193<F1>
<ALLOWANCES>                                        66
<INVENTORY>                                      3,706
<CURRENT-ASSETS>                                11,103
<PP&E>                                          50,549
<DEPRECIATION>                                  29,336
<TOTAL-ASSETS>                                  37,870<F2>
<CURRENT-LIABILITIES>                           10,987
<BONDS>                                          5,087
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                        237
<COMMON>                                           347
<OTHER-SE>                                      10,009<F2>
<TOTAL-LIABILITY-AND-EQUITY>                    37,870<F2>
<SALES>                                         43,810
<TOTAL-REVENUES>                                45,150
<CGS>                                           25,144<F3>
<TOTAL-COSTS>                                   38,456<F4>
<OTHER-EXPENSES>                                     0
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                 713
<INCOME-PRETAX>                                  5,981
<INCOME-TAX>                                     2,345
<INCOME-CONTINUING>                              3,636
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                     3,636
<EPS-PRIMARY>                                     3.23<F2>
<EPS-DILUTED>                                     3.18<F2>

<F1>Includes Other Accounts In Addition To Notes And Accounts
Receivable-Trade.
<F2>Restated.
<F3>Includes Other Operating Charges.
<F4>Cost of Goods Sold and Other Operating Charges; Selling, General and
Administrative Expenses; Depreciation, Depletion and Amortization; Exploration Expenses, Including Dry Hole Costs and Impairment of
Unproved Properties; Research and Development Expense; Taxes Other
Than On Income.

